UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc. 9 West 57th Street, 43rd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ARI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2022, Apollo Commercial Real Estate Finance, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Anastasia Mironova to the positions of Chief Financial Officer, Secretary and Treasurer of the Company. Ms. Mironova’s appointment is effective upon the commencement of her employment with ACREFI Management, LLC or its affiliate, which is expected to be at the beginning of the second quarter of 2022. As previously disclosed in the Company’s Form 8-K filed on September 1, 2021, Jai Agarwal, the current Chief Financial Officer, Treasurer and Secretary of the Company informed the Company on August 26, 2021 of his intention to resign from the Company. In connection with Ms. Mironova’s appointment, the Company and Mr. Agarwal agreed to set the effective date of Mr. Agarwal’s resignation, which was previously not determined, to be January 21, 2022. Prior to Ms. Mironova’s start, Stuart Rothstein, the Company’s Chief Executive Officer and President, will serve as interim Chief Financial Officer, Secretary and Treasurer for the period in between the departure of Mr. Agarwal until the effective date of Ms. Mironova’s appointment. Prior to becoming the Company’s Chief Executive Officer and President in March 2012, Mr. Rothstein served as the Company’s Chief Financial Officer from its initial public offering in September 2009 until April 1, 2013. For Mr. Rothstein’s biography, please refer to the Company’s proxy statement on Schedule 14A filed on April 27, 2021.

Ms. Mironova, age 36, joins ARI from BDO USA, LLP (“BDO”) where she served as a partner focused on public REITs and debt funds from May 2021. Prior to BDO, Ms. Mironova spent 15 years until April 2021 at Deloitte (including her tenure in Deloitte & Touche LLP in the United States and Deloitte CIS in Russia), where her main area of focus was public mortgage REITs. Ms. Mironova graduated from the Finance Academy under the Government of the Russian Federation with a Masters in Finance and Credit. She is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

There is no arrangement or understanding between Ms. Mironova and any other persons pursuant to which Ms. Mironova was appointed as the Company’s Chief Financial Officer, Treasurer and Secretary. There are no related person transactions involving Ms. Mironova that are reportable under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Mironova and any director or executive officer of the Company. Ms. Mironova will enter into an indemnification agreement with the Company in substantially the same form that the Company has entered into with its directors and other executive officers.

In connection with her appointment, Ms. Mironova will receive restricted stock units (“RSUs”) of the Company with a value of $100,000, which RSUs will vest in three equal annual installments. The RSUs will be granted under the Amended and Restated Apollo Commercial Real Estate Finance, Inc. 2019 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Name:	Stuart A. Rothstein
Title:	President and Chief Executive Officer

Date: January 10, 2022